EXHIBIT 10.1

SEARS HOLDINGS CORPORATION

FORM OF CASH AWARD – ADDENDUM TO

RESTRICTED STOCK AWARD AGREEMENT

September 26, 2012

[Name]

As of September 11, 2012 (the “Distribution”), Sears Holdings Corporation (the “Company”) distributed to each shareholders as of September 7, 2012 (the “Record Date”) one transferable subscription right (“Subscription Right”) for each full common share owned by that stockholder, to purchase shares of common stock, par value $0.01 per share (“SHO Shares”), of Sears Hometown and Outlet Stores, Inc. (“SHO”) at a price of $15.00 per whole share (the “Rights Offering”). Each Subscription Right entitles its holder to purchase from the Company 0.218091 of a share of SHO common stock.

Pursuant to action taken by the Company under the Sears Holdings Corporation 2006 Stock Plan (the “Plan”), instead of a distribution of such Subscription Rights with respect to any unvested shares of restricted stock awarded under the Plan as of the Record Date (“Unvested Restricted Shares”), a cash award (“Cash Award”) has been approved. Based on the Unvested Restricted Shares awarded to you under the Restricted Stock Award Agreement dated [date], you are hereby awarded the [Cash Award / Cash Awards] indicated below in lieu of any and all rights you would otherwise have had to Subscription Rights with respect to such Unvested Restricted Shares. Any Cash Right is subject to the same vesting requirements and other terms set forth in the Restricted Stock Award Agreement dated [date] applicable to the Unvested Restricted Shares.

Date of Grant	Unvested Restricted Shares	Cash Right	Vesting Date
Month Day, Year	X,XXX	$XX.XX	Month Day, Year

OR

Date of Grant	Unvested Restricted Shares	Cash Right(s)		Vesting Date
Month Day, Year	X,XXX	$	XX.XX	Month Day, Year
Month Day, Year	X,XXX	$	XX.XX	Month Day, Year

IN WITNESS WHEREOF, the parties have duly executed this Cash Award – Addendum to Restricted Stock Award Agreement.

SEARS HOLDINGS CORPORATION

By: Dean Carter
Title: VP, Talent and Human Capital Services

GRANTEE

[Name]

2